Exhibit 5.1

MILBANK, TWEED, HADLEY & McCLOY LLP

LOS ANGELES

213-892-4000

FAX: 213-629-5063

WASHINGTON, D.C.

202-835-7500

FAX: 202-835-7586

LONDON

44-20-7615-3000

FAX: 44-20-7615-3100

FRANKFURT

49-69-71914-3400

FAX: 49-69-71914-3500

MUNICH

49-89-25559-3600

FAX: 49-89-25559-3700

28 Liberty Street New York, NY 10005-1413 212-530-5000 FAX: 212-530-5219 July 26, 2018

BEIJING

8610-5969-2700

FAX: 8610-5969-2707

HONG KONG

852-2971-4888

FAX: 852-2840-0792

SEOUL

822-6137-2600

FAX: 822-6137-2626

SINGAPORE

65-6428-2400

FAX: 65-6428-2500

TOKYO

813-5410-2801

FAX: 813-5410-2891

SÃO PAULO

55-11-3927-7700

FAX: 55-11-3927-7777

SEACOR Marine Holdings Inc.

7910 Main Street, 2nd Floor
Houma, Louisiana 70360

Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”). The Registration Statement registers the following securities of the Company with an initial public offering price of up to $200,000,000 in the aggregate: (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) one or more series of senior debt securities of the Company (collectively, the “Debt Securities”), (iv) warrants of the Company to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”) and (v) units consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants to purchase Common Stock, Preferred Stock or Debt Securities in any combination (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to as the “Primary Securities.” The Registration Statement also registers the resale of: 2,561,241 shares of the Company’s currently outstanding Common Stock (the “Outstanding Secondary Shares”), (ii) 2,271,406 currently outstanding warrants (the “Outstanding Warrants”) to purchase a like amount of the Company’s Common Stock (the “Warrant Shares”), (iii) the 2,271,406 Warrant Shares underlying the Outstanding Warrants, (iv) 2,907,500 shares of the Company’s Common Stock issuable upon conversion of the Company’s outstanding 4.25% Convertible Senior Notes due 2023 (the “Notes”) (the “Conversion Shares”) and (v) 2,907,500 warrants to purchase a like amount of shares of the Company’s Common Stock that may under certain circumstances be issued upon conversion of the Notes (the “Conversion Warrants” and collectively with the Outstanding Secondary Shares, the Outstanding Warrants, the Warrant Shares and the Conversion Shares, the “Secondary Securities” and together with the Primary Securities, the “Securities”) to be sold by the selling security holders in the Registration Statement.

We are acting as counsel for the Company in connection with the registration of the Securities. We have examined the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s Second Amended and Restated Certificate of Incorporation, the Company’s Second Amended and Restated Bylaws, the Registration Statement including the form of the senior indenture for the Debt Securities filed as an exhibit thereto (the “Indenture”), the convertible senior note purchase agreement dated November 30, 2015 (the “Note Purchase Agreement”) between the several Purchasers listed on Schedule A thereto and the Company under which the Notes were issued, as amended by the amendment and exchange agreement, dated as of May 2, 2018, by and among the Company and the parties thereto (the “Amendment and Exchange Agreement”), the Notes, the warrant certificates representing the Outstanding Warrants (the “Outstanding Warrant Certificates”) and the form of Conversion Warrant certificate attached to the Note Purchase Agreement (the “Conversion Warrant Certificate”). We have also examined such other Company records, including resolutions of the Company’s board of directors, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Company and public officials and statements and representations contained in the Registration Statement and other documents as we have deemed necessary as a basis for such opinions.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) if required by applicable law or other regulations, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and any such prospectus supplement will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, if required by applicable law or regulations, (v) with respect to the Primary Securities, a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any Primary Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) any Securities issuable upon conversion, exercise or exchange of any Securities (other than the Warrants, Outstanding Warrants and Conversion Warrants) being offered or issued, will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, (vii) the terms of such Securities will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (viii) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement, we advise you that in our opinion:

(1)     Common Stock. Assuming that the issuance of the Common Stock, other than the Outstanding Secondary Shares, Warrant Shares and Conversion Shares, and the terms of any offering thereof have been duly authorized, when the Common Stock have been duly issued and sold (in excess of par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable. The Common Stock covered by the opinion in this paragraph include any Common Stock initially issuable upon conversion, exercise or exchange of any Preferred Stock, Debt Securities (other than the Notes), Warrants (other than the Warrant Shares) or Units that are convertible into, or exercisable or exchangeable for, Common Stock.

(2)     Preferred Stock. Assuming that the issuance and terms of Preferred Stock of a particular series and the terms of any offering thereof have been duly authorized, when an appropriate certificate of designation with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and when the Preferred Stock have been duly issued and sold (in excess of par value thereof) in accordance with the applicable purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and non-assessable. The Preferred Stock covered by the opinion in this paragraph includes any Preferred Stock issuable upon exercise of any Warrants, Debt Securities or Units that are exercisable for Preferred Stock.

(3)     Debt Securities. Assuming that (i) the Indenture will be duly authorized, executed and delivered by the parties to it in substantially the form filed as an exhibit to the Registration Statement and (ii) the issuance and terms of any Debt Securities and the terms of any offering thereof have been duly authorized, such Debt Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, at such time as: (a) the terms of the Debt Securities and of their issuance and sale have been approved by appropriate action of the Company and the applicable trustee and are in accordance with the applicable Indenture; (b) the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture; and (c) the Debt Securities have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable Indenture.

(4)     Warrants. Assuming that the issuance and terms of any Warrants, other than the Outstanding Warrants and the Conversion Warrants, and the terms of any offering thereof have been duly authorized, when the terms of the related warrant agreement under which or the certificate pursuant to which such Warrants are to be issued have been duly established and the warrant agreement or such a certificate has been duly authorized, executed and delivered, when the terms of such Warrants and their issuance and sale have been duly established in conformity with the applicable warrant agreement (if any) and when such Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5)     Units. Assuming that the issuance and terms of any Units and the terms of any offering thereof have been duly authorized, when the terms of the unit agreement under which the Units are to be issued have been duly established and the unit agreement has been duly authorized, executed and delivered, when the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable unit agreement and when such Units have been duly executed and authenticated in accordance with the applicable unit agreement and issued and sold as contemplated by the Registration Statement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(6)     Outstanding Secondary Shares. The Outstanding Secondary Shares have been duly authorized and validly issued and are fully paid and non-assessable.

(7)     Outstanding Warrants. The Outstanding Warrants that are issued under an Outstanding Warrant Certificate and outstanding as of the date hereof constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(8)     Warrant Shares. When the Warrant Shares have been issued, delivered and paid for upon exercise of the respective Outstanding Warrant in accordance with the terms of the respective Outstanding Warrant Certificate, the Warrant Shares will be validly issued, fully paid and non-assessable.

(9)     Conversion Shares. The Conversion Shares have been duly and validly authorized and reserved for issuance, and when issued and delivered in accordance with the provisions of the Notes upon conversion thereof, the Note Purchase Agreement and the Amendment and Exchange Agreement, will be validly issued, fully paid and non-assessable.

(10)    Conversion Warrants. When a Conversion Warrant Certificate is duly executed, issued and delivered, such Conversion Warrants will constitute legal, valid and binding obligations of the Company.

The opinions expressed above with respect to enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The opinions are also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority. We express no opinion herein as to the laws of any state or jurisdiction other than the DGCL and the federal laws of the United States of America.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

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